                                                                   EXHIBIT 10.25

DATED                                                                       2003
--------------------------------------------------------------------------------



(1)     STRALO LIMITED AND STATE STREET
        CUSTODIAL SERVICES (JERSEY) LIMITED

(2)     SEEC EUROPE LIMITED

(3)     SEEC INC
















================================================================================
COUNTERPART
                                      LEASE
                                 - relating to -

                            Second Floor Brook House
                      Phase I Shepherds Bush Road London W6

================================================================================















                                     OLSWANG
                                 90 High Holborn
                                 London WC1V 6XX

                               Tel: 020 7067 3000
                               Fax: 020 7067 3999
                          email: olsmail@olswang.co.uk

                             Ref: MJJ/TEW/S0281/1317

                                    CONTENTS

CLAUSE                                                                      PAGE
1.    DEFINITIONS AND INTERPRETATION...........................................1

2.    DEMISE...................................................................4

3.    TENANT'S COVENANTS.......................................................5
      3.1    PAYMENT OF RENTS..................................................5
      3.2    PAYMENT OF OUTGOINGS..............................................5
      3.3    PAYMENT OF COST OF NOTICES CONSENTS ETC...........................5
      3.4    REPAIR............................................................6
      3.5    DECORATION AND GENERAL CONDITION..................................6
      3.6    ADDITIONS ALTERATIONS AND SIGNS...................................6
      3.7    COMPLIANCE WITH ENACTMENTS........................................7
      3.8    LANDLORD'S RIGHT TO ENTER FOR VARIOUS PURPOSES....................7
      3.9    COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION...........7
      3.10   USE...............................................................8
      3.11   PROHIBITED ALIENATION.............................................8
      3.12   PERMITTED ALIENATION..............................................9
      3.13   REGISTRATION.....................................................12
      3.14   INSURANCE AND FIRE FIGHTING EQUIPMENT............................13
      3.15   NOT TO OBSTRUCT OR OVERLOAD......................................13
      3.16   PRESERVATION OF EASEMENTS........................................13
      3.17   DEFECTIVE PREMISES...............................................13
      3.18   YIELD UP.........................................................14
      3.19   COVENANTS........................................................14
      3.20   CDM REGULATIONS..................................................14
      3.21   INDEMNITY........................................................14
      3.22   TO GIVE AND TRANSMIT NOTICES.....................................14

4.    LANDLORD'S COVENANTS....................................................14
      4.1    QUIET ENJOYMENT..................................................15
      4.2    INSURANCE........................................................15
      4.3    SERVICES.........................................................15

5.    PROVISOS................................................................16
      5.1    RE-ENTRY.........................................................16
      5.2    RENT CESSER......................................................16
      5.3    NOTICES..........................................................12
      5.4    DETERMINATION ON DESTRUCTION.....................................17
      5.5    OUTSIDE NORMAL BUSINESS HOURS....................................17
      5.6    CONSENTS EASEMENTS NOTICES ETC...................................18
      5.7    NO WARRANTY BY LANDLORD..........................................19
      5.8    TENANT'S OPTION TO DETERMINE.....................................19
      5.9    LANDLORD'S OPTION TO DETERMINE...................................19
      5.10   UNDERLEASES......................................................19

6.    SERVICE RENT............................................................19

7.    SURETY'S COVENANTS......................................................20

8.    1995   ACT..............................................................20

9.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999........................... 20

10.   EXCLUSION OF LANDLORD  AND TENANT ACT 1954............................. 20

11.   STAMP DUTY CERTIFICATE................................................. 21

THE FIRST SCHEDULE
      THE PREMISES........................................................... 22

THE SECOND SCHEDULE
      RIGHTS GRANTED......................................................... 23

THE THIRD SCHEDULE
      EXCEPTIONS AND RESERVATIONS............................................ 24

THE FOURTH SCHEDULE
      COVENANTS BY SURETY.................................................... 25

THIS LEASE is made the        day of                                    2003

BETWEEN

(1) STRALO LIMITED (Registered in Jersey under Company Number 34455) and STATE STREET CUSTODIAL SERVICES (JERSEY) LIMITED (Registered in Jersey under Company Number 44547) both of whose registered offices are situate at Dumaresq House Dumaresq Street St Helier Jersey JE2 3RL Channel Islands as Trustees on behalf of the Deutsche UK Office Property Fund ("Landlord")

(2) SEEC EUROPE LIMITED (Company Registration No. 3360828) whose registered office is at 33A West Way Walworth Industrial Estate Andover Hampshire SP1O 5JG ("Tenant")

(3) SEEC INC (a Pennsylvania Company) whose registered office is at Park West One, Suite 200 Cliff Mine Road, Pittsburgh, Pennsylvania 15275 USA ("Surety")

WITNESSES as follows:

1       DEFINITIONS AND INTERPRETATION

1.1 In this Lease the following words and expressions shall have the following meanings unless the context requires otherwise:

        "ADJOINING PREMISES" any land or buildings adjoining or near to the Premises whether or not comprised in the Building

        "BUILDING" the land known as Brook House Shepherd's Bush Road London W6 of which the premises forms part shown verged with a thick black line on Plan 1 and every building from time to time on that land

        "CDM REGULATIONS" the Construction (Design and Management) Regulations 1994 and "Health and Safety File" has the meaning given therein

        "CONDUITS" the pipes sewers drains mains wires cables flues ducts and all other conducting media and ancillary equipment

        "ENACTMENT" every Act of Parliament and all subordinate legislation made under such Acts

        "INSURANCE RENT" in respect of any period for which the same is required to be calculated an amount equal to a fair and reasonable proportion of the total premium and other reasonable and proper costs incurred by the Landlord for insuring the Building against the Insured Risks and in the revaluation of the Building for insurance purposes and the whole of any such amount relating to the loss of rent insurance.

        "INSURED RISKS" loss damage or destruction whether total or partial caused by fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft (other than hostile) and aerial devices and articles dropped therefrom storm tempest flood bursting or overflowing of water tanks apparatus and pipes impact by road vehicles animals earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables acts terrorism (if, cover is available in the insurance market at commercial rates) landslip subsidence and heave and liabilities arising from or in connection with property owner's liability of the Landlord and architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of reinstatement three years loss of rent and such other risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it reasonable to insure subject to such exclusions and limitations as are from time to time imposed by the insurers

        "INSURERS" the insurance office or underwriters with whom the Premises are insured

        "INTEREST" interest during the period from the date on which the relevant payment is due to the date of payment (both before and after any judgment) calculated on a daily basis at the rate of 3% per annum above the base rate for the time being of National Westminster Bank plc or of some other bank nominated in writing from time to time by the Landlord

        "LEASE DATE" the date hereof

        "NORMAL BUSINESS HOURS" 8.00 a.m. to 6.00 p.m. Mondays to Fridays inclusive but always excluding public holidays

        "PARKING SPACES" the parking spaces in the car park of the Building shown coloured green on Plan 3 or such other parking spaces in the car park of the Building which the Landlord may from time to time designate

        "PERMITTED USE" use as high quality offices within Class B1(a) of the Town and Country Planning (Use Classes) Order 1987

        "PLAN 1" the plan annexed to this Lease marked "Plan 1"

        "PLAN 2" the plan annexed to this Lease marked "Plan 2"

        "PLAN 3" the plan annexed to his Lease marked "Plan 3"

        "PLANNING ACTS" the Town and Country Planning Act 1990 the Planning Acts of 1990 and the Planning and Compensation Act 1991

        "PREMISES" THE premises more particularly described in the First Schedule hereto and shortly known as Second Floor Brook House Phase I Shepherd's Bush Road London W6 together with the parking spaces

        "PRINCIPAL RENT" a peppercorn from the date hereof until the Rent Commencement Date and thereafter ONE HUNDRED AND TWENTY FOUR THOUSAND SIX HUNDRED AND THIRTY FIVE POUNDS (Pounds Sterling l24,635) per annum plus SIX THOUSAND POUNDS (Pounds Sterling 6,000) per annum in respect of the Parking Spaces ("the

        Parking Spaces Rent") and it is agreed and understood that the Principal Rent during the period that this Lease is vested in SEEC Europe Limited shall be a peppercorn from the date hereof until the Rent Commencement Date and thereafter ONE HUNDRED THOUSAND POUNDS (Pounds Sterling l00,000 per annum (subject to review as hereafter provided) plus the Parking Spaces Rent

        "PROVISIONAL SUM" in relation to each Service Period an amount calculated by the Landlord's managing agents acting as experts and not arbitrators as their reasonable And proper estimate of the likely Service Rent for the relevant Service Period

        "PUBLIC AUTHORITY" the Secretary of State and government department public local or any other authority or institution and any court of law or any of them or any of their duly authorised officers

        "REGULATIONS" such reasonable regulations as the Landlord shall make from time to time in respect of the Building and shall notify in writing to the Tenant

        "RENT COMMENCEMENT DATE" 1 April 2003

        "REVERSIONARY OBLIGATIONS" the covenants declarations and other matters affecting the Premises specified in the Property and Charges Register of Title Number

        "SERVICE EXPENDITURE" all expenditure reasonably and properly incurred by the Landlord in providing all or any of the Services including the reasonable cost of employing managing agents and caretakers but excluding any expenditure on any part of the Building for which the Tenant or any other tenant shall be responsible or on any part of the Building which was designed or intended to be let but which is unlet from time to time during the Term

        "SERVICE RENT" A fair and reasonable proportion (as the Landlord's surveyor shall from time to time notify in writing to the Tenant) of the Service Expenditure for any relevant Service Period defined in clause
        6.1 hereof

        "Services" the provision and carrying out by the Landlord of such services as in the reasonable opinion of the Landlord are:

        (i) necessary for the maintenance repair upkeep redecoration insurance security management and cleanliness of the Building including the reasonable and necessary replacement of items of plant and equipment and their constituent parts comprised in the Building including but not limited to air conditioning plant and equipment;

        (ii)    for the benefit of the tenants of the Building or

        (iii) otherwise in keeping with the principles of good estate management

        "TERM" 4 years calculated from and including the Term Date and

        "TERM DATE" 16 January 2003

        "1995 ACT" the Landlord and Tenant (Covenants) Act 1995

1.2 Singular words include the plural and vice versa and the masculine gender includes the neuter gender and vice versa and each includes the feminine gender

1.3 The expressions "Landlord" and "Tenant" wherever the context so admits include their respective successors in title and where two or more persons comprise the "Tenant" such persons covenant with the Landlord jointly and severally

1.4. The Tenant by covenanting not to do or omit any act or thing also covenants not to permit or suffer it to be done or omitted

1.5     References in this Lease to:

        1.5.1 any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord

        1.5.2 a specific Enactment includes every statutory modification consolidation and re-enactment of that Enactment and any statutory extension of it for the time being in force

        1.5.3 the Landlord's managing agents may include the Landlord's own employees and

        1.5.4 any rent (whether or not defined in Clause 1.1) and other amounts which may be or become payable to the Landlord under this Lease are exclusive of all value added tax which may be or become chargeable on the relevant supply by the Landlord

2.      DEMISE

        In consideration of the rents hereinafter reserved and of the covenants by the Tenant the Landlord HEREBY DEMISES to the Tenant with full title guarantee the Premises TOGETHER WITH (but to the exclusion of all other liberties privileges rights easements or advantages whatsoever) the rights and easements set out in the Second Schedule hereto but EXCEPT AND RESERVING to the Landlord and the Landlord's tenants and licensees and all other persons entitled thereto the rights and easements set out in the Third Schedule hereto for the Term YIELDING AND PAYING therefor FIRSTLY yearly and proportionately for any part of a year the Principal Rent and the Parking Spaces Rent payable by equal quarterly payments in advance on the usual quarter days in each year without deduction the first payment or a proportionate part for the period commencing on the Rent Commencement Date (calculated on an annual basic to be made on the Rent Commencement Date SECONDLY with effect from the date hereof as additional yearly rent the Insurance Rent payable without deduction within 21 days of written demand THIRDLY with effect from the date hereof as additional yearly rent the Service Rent (including the

        Provisional Sum on account) payable in accordance with Clause 6 FOURTHLY as additional rent Interest payable on demand on any sum of whatsoever nature due from the Tenant to the Landlord (whether as rent or otherwise) which shall not be received by the Landlord within 7 days after the sum is due properly incurred by the Landlord in connection with and following some default by the Tenant under this Lease and FIFTHLY as additional rent all value added tax for which the Landlord is or may become liable to account to HM Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this Lease of the interest created by it and of any other supplies whether of goods or services such rent fifthly rent reserved to be due for payment contemporaneously with the other rents or sums to which it relates

3.      TENANT'S COVENANTS

        The Tenant HEREBY COVENANTS with the Landlord as follows:

3.1     PAYMENT OF RENTS

        3.1.1 To pay the rents reserved by this Lease on the days and in the manner set out in Clause 2

        3.1.2 To pay the Principal Rent by banker's standing order to such UK clearing bank as the Landlord may from time to time reasonably nominate

        3.1.3 To pay in addition to the rents and other amounts which may be or become payable by the Tenant to the Landlord under this Lease all value added tax which may be or become chargeable on the relevant supply by the Landlord to the Tenant upon receipt of a valid value added tax invoice

3.2     PAYMENT OF OUTGOINGS

        To pay (or if the Landlord shall require to repay the Landlord) all existing and future rates taxes (including value added tax) duties charges and other outgoings whatsoever whether recurring non-recurring usual or novel which are now or at any time during the Term shall be payable by the owner landlord tenant or occupier in respect of the Premises excluding (but without prejudice to sub-clause 3.1.3 above) all sums payable by the Landlord in respect of any dealing with the reversion of this Lease or of the Landlord's receipt of income

3.3     PAYMENT OF COST OF NOTICES CONSENTS ETC.

        To pay to the Landlord on an indemnity basis all reasonable costs fees charges and expenses (including legal costs and fees of bailiffs surveyors architects engineers and other professional advisers) properly incurred by the Landlord:

        3.3.1 attendant upon or incidental to every application made by the Tenant for a consentor licence required or made necessary by the provisions of this Lease whether the same be granted or refused (but not unreasonably withheld) or proffered subject to any lawful qualification or condition or whether the application be withdrawn

        3.3.2   incidental to the preparation and service of a notice under
                Section 146 of the Law of Property Act 1925 or incurred by or in proper contemplation of proceedings under Sections 146 or 147 of that Act whether or not in any such case forfeiture is avoided otherwise than by relief granted by the court

        3.3.3 in connection with the recovery of arrears of rent due from the Tenant hereunder

        3.3.4 in relation to any steps taken in proper contemplation of or in connection with the preparation and service of a schedule of dilapidations during or within three months of the expiration or sooner determination of the Term or

        3.3.5 in connection with the reasonable supervision of the carrying out of any works of repair or making good carried out pursuant to any notice served under the foregoing provisions

3.4     REPAIR

        To put and keep the Premises in good and substantial repair and condition (damage to the Premises by any Insured Risk excepted to the extent the insurance or the payment of insurance money has not been invalidated solely or in part because of some act or default of the Tenant or of any person for whom it is responsible) and to renew and replace from time to time all landlord's fixtures and fittings in the Premises which may become or be beyond repair at any time during or at the expiration and any partitioning which may be at the Premises at the Term Date or sooner determination of the Term

3.5     DECORATION AND GENERAL CONDITION

        In the last year of the Term (howsoever determined) PROVIDED THAT the Tenant will not be required to decorate more than once in any year to paint paper or otherwise decorate or treat in a proper and workmanlike manner all the inside wood metal and other parts of the Premises heretofore or usually or which ought to be painted papered or otherwise decorated or treated and in the last year of the Term to obtain the prior written approval of the Landlord to the tints colours and patterns of all such painting papering and other works of internal decoration such approval not to be unreasonably withheld or delayed

3.6     ADDITIONS ALTERATIONS AND SIGNS

        3.6.1 Not to cut injure remove or alter or carry out other work affecting the walls beams columns or other load-bearing elements surrounding or located within (but excluded from) the Premises

        3.6.2 Not to make any other alteration or addition to the Premises except with the Landlord's consent (which will not be unreasonably withheld or delayed) and

                (if the consent is given) to carry the work out in a good and workmanlike manner Provided Always That the Tenant may without any consent of the Landlord install or remove internal demountable partitioning subject always to the provisions of sub-clause 3.6.4

        3.6.3 Not to affix or to exhibit on any part of the Premises any advertisement poster placard name-plate or sign whatsoever whether illuminated or not which is visible from outside the Premises other than a signboard or name-plate stating the Tenant's name and business of a size and design and in a location reasonably prescribed by the Landlord

        3.6.4 At the expiration of the Term (howsoever determined) if and to the extent required in writing by the Landlord to remove all alterations additions and signs made to or installed on the Premises by the Tenant and to restore and make good the Premises to the plan and design which existed before the alterations additions or installations were made to the Landlord's reasonable satisfaction

3.7     COMPLIANCE WITH ENACTMENTS

        3.7.1 To comply with all Enactments and with the requirements of every Public Authority in respect of the Premises and their use and any permitted work being carried out to them and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

        3.7.2 To comply in all respects with the provisions and requirements of the Planning Acts insofar as they relate to the Premises

        3.7.3 Forthwith on receipt of any communication or proposal from any Public Authority relating to the Premises to send the Landlord a copy of it

3.8     LANDLORD'S RIGHT TO ENTER FOR VARIOUS PURPOSES

        To permit the Landlord and all others authorised by it at reasonable times on reasonable prior notice (except in an emergency) to enter and remain on the Premises with or without equipment for all purposes in connection with the Premises or any Adjoining Premises and to carry out works thereon which are necessary or in all the circumstances reasonable and to allow the Landlord to affix during the last three months of the Term (howsoever determined) (but not so as to interfere with the Tenant's use and enjoyment of the Premises) notices to the Premises PROVIDED THAT whenever the Landlord shall exercise any right of entry pursuant to this clause the Landlord shall cause as little inconvenience as may be reasonably practicable and shall make good all damage to the Premises

3.9     COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

        If within one month after service of a notice from the Landlord to remedy any breach of covenant relating to the state of repair or condition of the Premises (or earlier in the case of emergency) the Tenant shall not have commenced and be proceeding expeditiously with the remedial work or if in the Landlord's reasonable opinion the Tenant is unlikely to have completed or has not completed the relevant work by the expiry of two months (or any reasonably shorter period in the case of emergency) after service of the notice to permit the Landlord to enter the Premises and as the Tenant's agent remedy the breach and to pay the Landlord the proper cost of doing so and all expenses incurred (including solicitors' costs and surveyors' fees) within seven days of demand such cost and expenses being recoverable as rent in arrear

3.10    USE

        Not to use the Premises or any tenant's chattels in them:

        3.10.1 for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance disturbance obstruction or damage to any person or property or to deposit any goods materials or refuse on any other parts of the Building or cause any nuisance or damage thereto

        3.10.2 for any dangerous noxious noisy illegal or offensive trade business or activity or for residential purposes and

        3.10.3 (without prejudice to the preceding sub-clauses) except for the Permitted Use

3.1.1   PROHIBITED ALIENATION

        3.11.1  Not to assign underlet or charge part only of the Premises

        3.11.2 Not to permit any underlessee of the Premises to sub-underlet the whole or any part thereof or assign part only of the premises underlet

        3.11.3 Not to part with possession of the whole or any part of the Premises except by an assignment or underlease otherwise hereby permitted

        3.11.4 Not to share the possession or occupation of or permit any other person to occupy the whole or any part of the Premises Provided That where the Tenant is a company it may without consent share occupation of the whole or part of the Premises with a company which throughout the period of such sharing is a member of the same group of companies (as defined by Section 42 Landlord and Tenant Act 1954) as the Tenant the Tenant covenanting that:

                3.11.4.1 immediately after the commencement and termination of such sharing it will give written notice thereof to the Landlord;

                3.11.4.2 no tenancy will be created by such sharing; and

                3.11.4.3 upon such company ceasing to be a member of the same group of companies as the Tenant it shall forthwith vacate the Premises

        3.11.5 Not to hold on trust for another the whole or any part of the Premises or any interest of the Tenant therein under this Lease

3.12    PERMITTED ALIENATION

        3.12.1 Not to charge the whole of the Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

        3.12.2 Not to assign the whole of the Premises to another member of the same group of companies as the Tenant Provided That subject to the succeeding provisions of this Clause 3.12 the Tenant may so assign to another member which is a holding company and which is not itself a subsidiary ("holding company" and "subsidiary" having the meanings given by Section 736 of the Compames Act
                1985)

        3.12.3 Not to assign the whole of the Premises without the prior written consent of the Landlord by deed which consent shall not be unreasonably withheld or delayed

        3.12.4  Without prejudice to the generality of the preceding sub-clause
                3.12.3 and any other matter or circumstances which may render reasonable the Landlord withholding its licence or consent to an assignment of the Premises or any other condition subject to which it may be reasonable to grant such licence or consent the Landlord may withhold its licence or consent to an assignment in the circumstances set out in sub-clause 3.12.5 below or such licence or consent may be granted subject to the conditions set out in sub-clause 3.12.6 below

        3.12.5  The circumstances referred to above are

                3.12.5.1 Where any rents or other monies whatsoever due and payable hereunder by the Tenant remain unpaid

                3.12.5.2 Where there subsists any material breach of any of the covenants by the Tenant herein contained where the Tenant has failed to remedy or the remedy of which has not been adequately secured in a manner or on terms reasonably acceptable to the Landlord

                3.12.5.3 Where neither the Landlord nor its solicitors has received an undertaking from the Tenant's solicitors to pay an estimated figure of the proper and reasonable costs of the Landlord and any superior lessor arising in connection with the application for the licence to assign (including without limiting the foregoing those of solicitors and surveyors) and reasonable disbursements and value added tax whether or not the licence proceeds to completion (save where it is not completed because the Landlord unlawfully withholds its consent)

                3.12.5.4 Where the assignee (or any assignee if more than one person) enjoys diplomatic or state immunity

        3.12.6  The conditions referred to above are:

                3.12.6.1 That the Tenant and the proposed assignee enter into an authorised guarantee agreement (as defined in Section 16 of the 1995 Act) and licence to assign in such form as the Landlord shall reasonably require

                3.12.6.2 That any guarantor of the Tenant's obligations under this Lease shall have guaranteed to the Landlord that the Tenant will comply with the terms and conditions of the authorised guarantee agreement referred to in the immediately preceding sub-clause in such form as the Landlord shall reasonably require

                3.12.6.3 That prior to completion of the proposed assignment any surety for the proposed assignee shall first (jointly and severally if more than one) covenant with the Landlord in the terms contained in the Fourth Schedule hereto (as if references therein to the Tenant were references to the Assignee) and otherwise in such terms as the Landlord shall reasonably require

                3.12.6.4 That if the assignee is a company incorporated
                         elsewhere than in Great Britain or is an individual not resident in Great Britain (whether or not with other individuals who may be so resident) the assignee enters into a separate deed with the Landlord which contains the following provisions:

               3.12.6.4.1 (If a company) an agreement by the assignee to register and remain registered pursuant to Schedule 2lA of the Companies Act 1985

               3.12.6.4.2 An agreement by the parties that the rights and obligations of the parties under this Lease and all documents supplemental thereto shall be governed by the laws of England

               3.12.6.4.3 An agreement on the part of the assignee that any legal action or proceedings against the assignee with respect to any matter arising under this Lease and any document supplemental thereto may be brought in the English courts

               3.12.6.4.4 The irrevocable and unconditional acceptance by the assignee of the non-exclusive jurisdiction of the English courts in relation to anything arising under this Lease or any document supplemental thereto

                3.12.6.4.5 An irrevocable appointment of an agent in England and
                           Wales authorised to accept service on the assignee in England or Wales of any notice under this Lease or any document supplemental thereto or under any statute and/or process in the jurisdiction of the English courts in any legal action or proceeding arising under this Lease or any document supplemental thereto

                3.12.6.4.6 An agreement by the assignee that should the Landlord bring any judicial proceedings in relation to any matter arising under this Lease or any document supplemental thereto no immunity from such judicial proceedings from attachment of its property or from execution of judgment shall be claimed by the assignee or on the assignee's behalf with respect to the property of the assignee and any such immunity is and shall be waived by the assignee

                3.12.6.4.7 An agreement by the assignee that nothing in the foregoing provisions should affect the right to serve proceedings in any other manner permitted by law or to commence any legal action or proceedings in any other jurisdiction

                3.12.6.4.8 An agreement by the assignee that any order
                           declaration or other decision of the English courts may be enforced in the duly constituted court of the country in which the assignee (being a company) is incorporated or (being an individual) is resident or in the courts of any other country in which the assignee has assets and an undertaking by the assignee to submit to the jurisdiction of such courts

        3.12.7 Not to underlet the whole of the Premises nor permit any underlessee of the whole of the Premises to assign such underlease without the prior written consent of the Landlord by deed which consent shall not be unreasonably withheld or delayed and not to so underlet or permit such assignment unless:

                3.12.7.1 the proposed underlessee or assignee has first
                         covenanted directly with the Landlord (jointly and severally if more than one):

                3.12.7.1.1 to pay the rents reserved by the underlease and to perform and observe the covenants by the underlessee and the conditions to be contained in the underlease

                3.12.7.1.2 not to grant any sub-underlease out of such proposed underlease and

                3.12.7.1.3 not to omit or suffer or permit in relation to the premises underlet any act or thing which would or might cause the Tenant to be in breach of this Lease or which if done omitted suffered or permitted by the Tenant would constitute a breach of this Lease

                3.12.7.2 any surety for the proposed underlessee or assignee shall first have covenanted with the Landlord (jointly and severally if more than one) as surety in such form as the Landlord shall reasonably require that the underlessee or assignee (as the case may be) will perform and observe the covenants by the underlessee and the conditions contained in the underlease and the covenants given by the underlessee pursuant to sub-clause 3.12.7.1 and

                3.12.7.3 any proposed underlease is granted in a form first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed without any fine or premium being payable by the Tenant or the underlessee and at a rent equal to the then full rack rental value of the Premises (such rent being payable in advance on the days on which rent is payable under this Lease) and contains provisions approved by the Landlord for the review of the rent thereby reserved on the basis and on the dates on which the rent hereby reserved is to be reviewed

                3.12.7.4 any proposed underlease which creates a tenancy to which Part II of the Landlord and Tenant Act 1954 applies contains an agreement authorised by the court pursuant to Section 38(4) of that Act excluding the provisions of Sections 24 to 28 inclusive thereof in relation to that underlease and contains a landlord's option to determine on giving notice to the undertenant of not more than five months duration in the event of a determination notice being served pursuant to Clause
                         5.7 or 5.8 of this Lease

        3.12.8 Not to waive or vary any of the provisions of any underlease of the Premises and to enforce (by proceedings arbitration or otherwise as may be appropriate) the covenants on the part of the underlessee and the provisions for review of rent contained in any underlease and not to agree any review of rent pursuant thereto without prior written approval of the Landlord under this Lease which approval shall not be unreasonably withheld or delayed

3.13    REGISTRATION

        3.13.1 Within 28 days next after any transfer assignment mortgage charge devolution underletting of or licence to occupy (derivative or otherwise) the Premises to give written notice thereof to the Landlord and to leave with the Landlord a true copy of the instrument effecting or evidencing such transmission or devolution of any estate or interest in the Premises and to pay a reasonable fee being not less than Thirty Pounds (Pounds Sterling 30) for the registration of each such notice and a further sum equal to any fee payable by the Landlord to any superior lessor in respect thereof and in every underlease of the Premises to cause a similar covenant by the underlessee to be inserted therein

        3.13.2 From time to time during the Term to furnish the Landlord with full particulars of all derivative interests of or in the Premises howsoever remote or inferior including particulars of the rents payable in respect of such derivative interests and such further particulars as the Landlord may reasonably require

3.14    INSURANCE AND FIRE FIGHTING EQUIPMENT

        3.14.1 Not to do or omit anything by which any insurance policy of the Landlord relating to the Premises or any Adjoining Premises becomes void or voidable or by which the rate of premium on such policy may be increased

        3.14.2 To comply with all requirements and recommendations of the Insurers (including any requirements relating to any period during the Term when the Demised Premises shall be vacant and unoccupied) and to provide unobstructed appropriate operational fire fighting equipment on the Premises

3.15    NOT TO OBSTRUCT OR OVERLOAD

        not to obstruct:

        3.15.1 or damage or use any area leading to the Premises in a way which causes nuisance damage or annoyance

        3.15.2  the means of escape in case of emergency from or to the Premises

        3.15.3 or discharge any deleterious matter into any Conduits serving the Premises and to keep them clear and functioning properly

        3.15.4  stop-up or darken the windows and other openings of the Premises

        3.15.5 any notice erected by the Landlord under Clause 3.8 nor to overload or cause undue strain to the Premises or to any structure surrounding or located within (but excluded from) the Premises or to any Conduits

3.16    PRESERVATION OF EASEMENTS

        3.16.1 To preserve all rights of light and other easements belonging to the Premises and not to give any acknowledgement that they are enjoyed by consent

        3.16.2 Not to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment known to the Tenant which might have that effect

3.17    DEFECTIVE PREMISES

        To give notice to the Landlord as soon as possible after the Tenant becomes aware of the same of any defect in the Premises which might give rise to:

        3.17.1 an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

       3.17.2 any duty of care or the needed to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

 3.18  YIELD UP

       At the expiration of the Term to remove all tenant's fixtures and chattels and to yield up the Promises in the state of repair condition decorative order and lay-out required by this Lease

 3.19  COVENANTS

       To observe and perform:

       3.19.1 the obligations of the grantee or licensee contained in every consent licence or approval granted in pUrsuance of this Lease and

       3.19.2 the Reversionary Obligations and Regulations (if any)

 3.20  CDM REGULATIONS

       3.20.1 In carrying out any works of repair alteration or addition or any other works whatsoever to the Premises to fully comply with the CDM Regulations

       3.20.2 Within three months after completion of any works of repair alterations or additions or any other works whatsoever to the Premises to provide the Landlord if applicable with a certified copy of the Health and Safety File relating to the Premises consequent upon the carrying out of such works

 3.21  INDEMNITY

       To indemnify the Landlord against all claims demands actions proceedings liabilities costs charges and expenses arising from any act default or negligence of the Tenant or of the servants agents licensees or invitees of the Tenant or by any breach of the covenants on the part of the Tenant herein contained

 3.22  TO GIVE AND TRANSMIT NOTICES

       Forthwith to deliver to the Landlord a copy of any notice order or requirement served upon the Tenant (or on any sub-tenant) and affecting the Premises and to take all reasonable steps to comply with the same and to make or join with the Landlord in making such objections representation or appeals in respect thereof as the landlord may require

 4.  LANDLORD'S COVENANTS

       The Landlord HEREBY COVENANTS with the Tenant as follows:

4.1    Quiet Enjoyment

       That if the Tenant pays the rents hereby reserved and observes and performs its covenants contained in this Lease the Tenant may peaceably and quietly hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

 4.2   Insurance

       4.2.1 At all times during the Term to keep the Building insured against the Insured Risks and (in relation to the risks described in clause 1.1) in the full rebuilding value (but not necessarily the facsimile reinstatement cost) of the Building

       4.2.2 On request to supply the Tenant with written evidence of such insurance

       4.2.3 If and whenever during the Term the Premises are damaged or destroyed by an Insured Risk and the payment of the insurance monies is not refused in whole or in part by reason Of any act or default of the Tenant or of any person for whom it is responsible the Landlord will (subject to Clause 5.4) with all reasonable speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out all monies received in respect of such insurance (except sums in respect of public liability and loss of rent) in and towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts as soon as reasonably practicable. PROVIDED ALWAYS THAT the Landlord shall not be liable to do so if it is unable (having used all reasonable endeavors) to obtain every planning permission and cOnsent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance monies received by it

4.3    SERVICES

       To use all reasOnable endeavours to provide the Services in accordance with the principles of good estate management PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant in respect of:

       4.3.1 any failure or interruption in any of the Services by reason of necessary repair replacement or maintenance of any installation or its damage or destruction or by reason of mechanical or other defect or breakdown or any other cause beyond the Landlord's control PROVIDED THAT the Landlord shall remedy any failure or interruption in any of the Services as soon as reasonably practicable

      4.3.2 any act omission or negligence of any person actually undertaking Waking any of the Services on the Landlord's behalf but this proviso shall not be construed as relieving the Landlord from liability for breach by the Landlord itself of its covenant in this Clause and the Landlord may from time to time withhold add or extend and vary or make any alteration in the nature of matters previously performed as Services if the Landlord considers it reasonably necessary or in the interest of good estate management

 5.    PROVISOS

       PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

 5.1   RE-ENTRY

       Without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord if

       5.1.1 the whole or part of the rents shall be unpaid for 21 days after becoming payable (in the case of the Principal Rent whether formally demanded or not)

       5.1.2 any of the Tenant's covenants in this Lease are not performed or observed

       5.1.3 the Tenant (or if more than one person any one of them being a company) is the subject of a petition for its winding-up or enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I of the Insolvency Act 1986 or is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or is otherwise insolvent or having been registered with unlimited liability it acquires limited liability

       5.1.4 the Tenant (or if more than one person any one of them being an individual) is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under Section 253 or Section 273 or Section 286 of the Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or

       5.1.5 the Tenant enters into or makes any proposal to enter into any arrangement or composition for the benefit of its creditors then the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises whereupon this Lease shall absolutely determine but without prejudice to any Landlord's right of action in respect of any antecedent breach of the Tenant's covenants in this Lease

 5.2   RENT CESSER

       If and whenever during the Term:

       5.2.1 the Building is destroyed or damaged by an Insured Risk so that the Premises are unfit for occupation and use or is incapable of reasonable access and

       5.2.2 the insurance of the Premises and the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person for whom it is responsible the Principal Rent or a fair proportion according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until the date on which the Premises are made fit for occupation and use or until the third anniversary of the date of destruction or damage whichever shall first occur and any dispute about such suspension and cesser shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996.

5.3    NOTICES

       In addition to any other mode of service any notice required or authorized to be given under this Lease shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962

5.4    DETERMINATION ON DESTRUCTION

       5.4.1 If the Premises shall be so destroyed or damaged by an Insured Risk as to be in the Landlord's reasonable opinion unfit for occupation and use the Landlord may by not less than six months' notice served within 12 months after the date of destruction or damage determine this Lease and upon the expiry of such notice this Lease and the Term shall determine without prejudice to any rights or remedies which may have accrued to either party IN respect of any breach of any of the covenants or obligations contained in this Lease

       5.4.2 If reinstatement of the Premises pursuant to Clause 4.2.3 hereof shall not have been completed so as to render the Premises suitable for occupation and use oil the day immediately following the expiration of the period of loss of rent insurance to be effected by the Landlord hereunder (in this Clause referred to as "Relevant Period") then either the Landlord or the Tenant may at any time thereafter (but not after the date of practical completion in relation to such reinstatement) determine this Lease by giving written notice to the other

       5.4.3 Any such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant and upon such determination any insurance monies shall belong to the Landlord absolutely

5.5    OUTSIDE NORMAL BUSINESS HOURS

       The Tenant shall be entitled to use the Premises outside Normal Business Hours subject to the Tenant paying to the Landlord a sum equal to the fair reasonable and proper proportion (as the Landlord's surveyor shall from time to time notify in writing to the Tenant) of the cost of providing the relevant Services and the security for the Building outside Normal Business Hours and provided that any monies payable by the Tenant in accordance with the provisions of Clause 6 shall become due to the Landlord on demand and in the event of non-payment by the Tenant within seven days after any demand the same shall be recoverable by the Landlord at its option either as rent in arrear or as liquidated damages

5.6    CONSENTS EASEMENTS NOTICES ETC.

       5.6.1 Any licence or consent to be given by the Landlord pursuant to this Lease shall unless the Landlord otherwise first expressly agrees in writing be given only by deed under seal duly executed by the Landlord

       5.6.2 The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise

       5.6.3 Notwithstanding any rights hereby granted to the Tenant and the covenants by the Landlord contained in this Lease the Landlord may at any time hereafter without obtaining any consent from the Tenant and without paying any compensation to the Tenant erect any new buildings of any height depth or width on any land not included in this demise now or at any time hereafter belonging to the Landlord or raise to any height or extend or add to in width or depth or otherwise alter any existing or new building on any such land whether or hot such new or extended or altered building may obstruct or affect the passage of light and air or the access to the Demised Premises or any new building replacing the Demised Premises in whole or in part

      5.6.4 Any notice to be served or given hereunder shall be in writing and shall be sufficiently served or given:

              5.6.4.1 on or to the Tenant or any surety if delivered to or sent by recorded delivery or registered post to the Tenant or the surety at the Demised Premises or to its usual principal place of business in the United Kingdom or (if a company) to its registered office which at the date of such delivery or sending is registered with the Registrar of Companies or (if an individual) to his usual place of abode in the United Kingdom and if sent by recorded delivery or registered post such service shall be deemed to be made on the working day following the date of posting and

              5.6.4.2 on or to the Landlord if delivered to or sent by recorded delivery or registered post to the Landlord at its registered office which at the date of such delivery or sending is registered with the Registrar of Companies or to such other address for service as the Landlord shall from time to time notify in writing to the Tenant hereunder and if sent by recorded delivery or registered post such service shall be deemed to be made on the working day following the date of posting

 5.7   NO WARRANTY BY LANDLORD

       The Landlord gives no warranty that the Premises are suitable for the purposes of the Tenant or for any purpose or that any use thereof is authorised under the Planning Acts

 5.8   TENANT'S OPTION TO DETERMINE

       The Tenant may determine this Lease on 16 January 2005 ("Determination Date") by giving to the Landlord not less than 6 months' prior written notice of such determination expiring on the Determination Date and if such notice is given then on the Determination Date this Lease shall absolutely determine and be of no further effect but such determination shall be without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant or condition hereunder

 5.9   LANDLORD'S OPTION TO DETERMINE

       The Landlord may determine this Lease on the Determination Date by giving to the Tenant not less than 6 months' prior written notice expiring on the Determination Date and if such notice is given then on the Determination Date this Lease shall absolutely determine and be of no further effect but such determination shall be without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant or condition hereunder

5.10   UNDERLEASES

       In the event that any underleases have been granted by the Tenant pursuant to the terms of this Lease and either or both of the Landlord and the Tenant exercise their options to determine contained in clauses
       5.7 and 5.8 hereof the Tenant covenants to exercise its option to determine contained therein in order to deliver up vacant possession of the Premises On the Determination Date

6.     SERVICE RENT

6.1 For the purposes of this Lease the following words and expressions shall have the following meanings:

       "ACCOUNT DATE" 24 June in every year of the Term or such other date as the Landlord may from time to time nominate and

       "SERVICE PERIOD" the period:

       (i)    from the Lease Date to (and including) the first Account Date

       (ii) between two consecutive Account Dates (excluding the first and including the second) and

       (iii) commencing immediately after the last Account Date of the Term and ending on the expiration of the Term

6.2 The Landlord shall as soon as convenient after each Account Date prepare an account showing the Service Expenditure for the Service Period ended on that Account Date and containing a fair and proper summary of the expenditure referred to and upon the account being certified by the Landlord's managing agents it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to except in case of manifest error

6.3 The Tenant shall pay the Landlord on account of Service Rent the Provisional Sum iii relation to each Service Period the first payment (being a proportionate sum in respect of the period commencing on the Lease Date and ending immediately before the quarter day next after the Lease Date) to be made on the Lease Date and the subsequent payments to be made by equal instalments in advance on the usual quarter days

 6.4   If the Service Rent for any Service Period:

       6.4.l exceeds the Provisional Sum for that Service Period the excess shall be due to the Landlord within seven days of demand or

       6.4.2 is less than the Provisional Sum for that Service Period either the overpayment shall be credited to the Tenant against subsequent payments on account of Service Rent until the overpayment is balanced or promptly repaid to the Tenant following determination of the Term

 7.    SURETY'S COVENANTS

       The Surety in consideration of the demise hereinbefore contained having been made at the Surety's request hereby covenants with the Landlord and the successors in title of the Landlord in the terms contained in the Fourth Schedule hereto

 8.    1995 ACT

       It is agreed and declared that the tenancy hereby created is a new tenancy for the purposes of the 1995 Act

 9.    CONTRACTS (RIGHTS OF THIRD) PARTIES) ACT 1999

      Unless otherwise expressly stated nothing in this Lease shall create or confer any rights or other benefits pursuant to the Contracts (Rights of Third Parties) Act 1999 in favour of any person other than the parties to this Lease

10.    EXCLUSION OF LANDLORD AND TENANT ACT 1954

       Having been authorised to do so by an Order of the Reading County Court made on 2003 under Section 38(4)(a) of the Landlord and Tenant Act 1954 the parties agree that the provisions of Section 24 to 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the Lease

11.    STAMP DUTY CERTIFICATE

       It is hereby certified that there is no agreement for lease to which this Lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                               THE FIRST SCHEDULE

                                  THE PREMISES

ALL THOSE office premises located on the second floor of the Building which are shown outlined in red on Plan 2 including the plaster on the walls and columns and the other surface coverings of the floors (including the floor screed) walls columns and ceilings the doors window frames and all glazing but excluding

(1)      the Conduits which serve the Premises and any Adjoining Premises

(2) the load-bearing parts of all floors structural walls columns and beams surrounding or located within the Premises and of the ceilings and

(3)      the air conditioning plant and equipment

                               THE SECOND SCHEDULE

                                 RIGHTS GRANTED

To the Tenant the benefit of the rights:

1. To the passage and running of water soil gas electricity telephone information and other services or supplies to and from the Premises through the Conduits in or under the Building

2.       Support and protection as is now enjoyed from the Building

3. (In common with the Landlord and all other persons having a like right) to pass and repass to and from the Premises at all times and for all purposes connected with the Permitted Use (but not otherwise) over and along those parts of the Building which are designed and intended for those purposes including the use of the lift (if any)

4. To use such toilets within the Building as the Landlord may from time to time reasonably designate

5. To display the name and business of the Tenant and any sub tenant in the ground floor reception area of the Building in such place and of such size as the Landlord shall reasonably designate

                               THE THIRD SCHEDULE

                           EXCEPTIONS AND RESERVATIONS

To the Landlord (and all other persons authorised by the Landlord or having like rights) the free and uninterrupted rights:

1. To the passage and running of water soil gas electricity telephone and other services or supplies to and from any Adjoining Premises through the Conduits in or under the Premises

2. For the Landlord to enter the Premises for the purposes permitted by this Lease

3. Of light air and protection now or after the date of this Lease enjoyed by any Adjoining Premises

4. At any time hereafter to alter rebuild make connections to or demolish any building on any Adjoining Premises in such manner as the person exercising the right shall think fit notwithstanding the same may obstruct affect or interfere with the amenity of or the passage of light and air to the Premises or have an insubstantial effect on the means of access to the Premises

5. To erect and retain for a reasonable period scaffolding notwithstanding that if may temporarily restrict the access to or enjoyment and use of the Premises

6. For one or more members of the security staff employed by the Landlord or its agents at any reasonable time or times upon reasonable written notice (except in the case of an emergency) to enter the Premises if the Landlord considers it necessary or desirable to do so in connection with the security of the Building

         PROVIDED THAT if the Landlord exercises any of the above rights by carrying out work on the Premises it shall forthwith make good any damage caused to the Premises unless the right has been exercised because of some breach by the Tenant and cause the Tenant as little inconvenience as is reasonably practicable.

                               THE FOURTH SCHEDULE

                               COVENANTS BY SURETY

1. That the Tenant will pay the rents and other monies hereby reserved and made payable on the days and in manner aforesaid and will duly perform and observe all the covenants on the Tenant's part herein contained

2. That in case of default in such payment of rent or other monies or performance or observance of any of the covenants as aforesaid during the currency of the Term and also thereafter during such period as the Tenant remains in occupation of the Premises the Surety will pay and make good to the Landlord on demand all reasonable and proper loss damages costs and expenses thereby arising or incurred by the Landlord

3. That the liability of the Surety under this covenant shall not be in any way affected nor shall the Surety be released or exonerated by:

3.1 any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents or other monies when the same become payable or in enforcing the performance or observance of the covenants herein on the Tenant's part contained or any time which may be given by the Landlord to the Tenant

3.2 any variation waiver release or modification of any of the terms of this Lease or the granting of any consent under this Lease

3.3 the surrender of any part of or other change or modification of or to the Premises or any part thereof and

3.4 any release by the Landlord of the Tenant or of any successor in title of the Tenant or of any one or more of the persons (if more than one) acting as the Surety from any liability under this Lease

4. That in the event of this Lease being disclaimed by the Tenant or on behalf of the Tenant under any statutory or other power the Surety will at the expense of the Surety take from the Landlord (but only if so required by the Landlord by written notice to the Surety within six months after such disclaimer) a grant of a new lease of the Premises for the residue of the Term unexpired at the date of such disclaimer a rent of one hundred thousand pounds (L.100,000) per annum and subject to the like covenants and conditions as are contained in this Lease and in any licence or deed supplemental or relating to this Lease (but effective from the date of this Lease insofar as any of such covenants and conditions shall not have been performed and observed by the Tenant) and on the execution of such new lease the Surety shall execute and deliver to the Landlord a counterpart thereof

5. That if the Landlord shall not require the Surety to take a new lease of the Premises pursuant to the foregoing paragraph the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rents and all other outgoings that would have been payable under this Lease but for the disclaimer or other event as aforesaid until the expiration of six months from the date of the disclaimer or other event as aforesaid

6. That the Surety waives any right to participate in any review of rent under this Lease and any rights the Surety may have of first requiring the Landlord to proceed against or claim payment from the Tenant or any other person and the Surety agrees to subordinate and does hereby subordinate any and all claims the Surety may have against the Tenant existing now or arising later (whether in respect of payment made under this Schedule or otherwise) to any and all claims by the Landlord under this Lease

EXECUTED as a DEED              )
by SEEC EUROPE LIMITED          )
acting by:                      )


                                                /s/ RAVINDRA KOKA

                                     Director   RAVINDRA KOKA
                                     Directory/Secretary    RICHARD J. GOLDBACH





EXECUTED as a DEED              )
by SEEC INC                     )
acting by:                      )


                                     Director   RAVINDRA KOKA
                                     Asst./Secretary    RICHARD J. GOLDBACH

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

EXECUTED as a DEED              )
by SEEC EUROPE LIMITED          )
acting by:                      )


                                                /s/ RAVINDRA KOKA

                                     Director   RAVINDRA KOKA
                                     Directory/Secretary    RICHARD J. GOLDBACH





EXECUTED as a DEED              )
by SEEC INC                     )
acting by:                      )


                                     Director   RAVINDRA KOKA
                                     Asst./Secretary    RICHARD J. GOLDBACH